[PROPOSED]
                      RESTATED ARTICLES OF INCORPORATION OF
                              OREGON BAKING COMPANY
                                dba MARSEE BAKING

                                    ARTICLE I

                               Name of Corporation
                               -------------------

         The name of the corporation is Oregon Baking Company.


                                   ARTICLE II.

                                  Capital Stock
                                  -------------

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 19,000,000 shares, consisting of 15,000,000 shares of Common Stock with no par value (the "Common Stock") and 4,000,000 shares of blank check preferred stock with no par value (the "Preferred Stock").

         A description of the respective classes of stock are as follows:

         A.  COMMON STOCK

             1. VOTING RIGHTS. Except as otherwise required by law or expressly provided in these Articles of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation on all matters submitted to a vote of shareholders of the Corporation.

             2. DIVIDENDS. Subject to any preferential rights of Preferred Stock then outstanding, holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

             3. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of a liquidation, dissolution or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to


                                          Restated Articles of Incorporation - 1
the holders of shares of Preferred Stock, holders of Common Stock shall be entitled, unless otherwise required by law or expressly provided in these Articles of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         B.  PREFERRED STOCK

             1. AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of these Articles, to provide for the issuance of shares of Preferred Stock in one or more series, at such time or times and for such consideration or considerations as the Board may determine. Each series shall be so designated to distinguish its shares from the shares of all other series and classes. All shares of a series of Preferred Stock shall have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the articles of amendment adopted by the Board of Directors creating the series and filed with the Oregon Secretary of State in accordance with the Oregon Business Corporation Act, of those of other series of the same class. Except as may otherwise be provided in these Articles of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes. To the extent not inconsistent with the Oregon Business Corporation Act and the provisions of these Articles of Incorporation, the authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, determination of the following:

                    (i)  The   number  of  shares  in  and  the   distinguishing
                         designation of that series;

                    (ii) Whether  the  shares of that  series  shall  have full, special, conditional, or limited voting rights, or no voting rights, except to the extent otherwise provided by law;

                   (iii) Whether the shares of that series are  convertible  and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors of the Corporation;

                    (iv) Whether  shares of that series shall be redeemable  and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                    (v) Entitlement to distributions, calculated in any manner, including dividends that may be cumulative, non-cumulative, or partially cumulative and dividends which, for classes of stock other than Common Stock, may be participatory or non-participatory;


                                          Restated Articles of Incorporation - 2

                    (vi) The  rights of  shares  of that  series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

                   (vii) Any other rights,  preferences  and limitations of that series permitted by law.

             2. Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.


                                   ARTICLE III

                             Liability of Directors
                             ----------------------

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director; provided that this Article III shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission that occurs prior to the effective date of such amendment.

                                   ARTICLE IV

                          Classified Board of Directors
                          -----------------------------

             1. Establishment of Classified Board. At any time when the Board of Directors shall consist of six or more members, in lieu of electing the entire number of directors annually, the Board of Directors of the corporation shall be divided into three classes. The classes shall be Class 1, Class 2 and Class 3. The initial designation of directors to each of the three classes shall be made by the Chairman of the Board of the Corporation. The term of office of directors of Class 1 shall expire at the first annual meeting of shareholders after their election, that of Class 2 shall expire at the second annual meeting after their election, and that of Class 3 shall expire at the third annual meeting after their election. When classification of directors is in effect, at each annual meeting of shareholders the number of directors equal to the number of the class


                                          Restated Articles of Incorporation - 3
whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders. No classification of directors shall be effective in the event the number of members of the Board is fewer than six.

             2. Change in Number of Directors. If the Board of Directors is divided into classes and in the event of any increase or decrease in the authorized number of directors, then: (i) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member until the expiration of the director's current term, or upon the director's earlier resignation, removal from office or death; (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be allocated by the Chairman of the Board of the Corporation among the three classes of directors so as to maintain equal classes to the extent possible; and (iii) in the event such decrease in the authorized number of directors makes the total number of directors less than six, then the Board of Directors shall become declassified and the directors remaining in office shall continue their terms until the next annual meeting of shareholders, at which time directors shall be elected to serve for one-year terms or until their successors are duly elected and qualified.

             3. Directors Elected by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, as the same may be amended from time to time, and such directors so elected shall not be divided into classes pursuant to this Article IV unless expressly provided by such terms. Further, any such directors shall not be counted in determining whether the Board of Directors consists of six or more members for purposes of dividing the Board into classes.


                                    ARTICLE V

                          Registered Officer and Agent
                          ----------------------------

         The address of the registered office of the Corporation is 2287 N.W. Pettygrove, Portland, Oregon 97210 and the name of the registered agent of the Corporation is Howard Wasserteil.




                                          Restated Articles of Incorporation - 4

                                   ARTICLE VI

                               Address for Notices
                               -------------------

         The mailing address of the Corporation where the Corporation Division may mail notices is 2287 N.W. Pettygrove, Portland, Oregon 97210.


         DATED:  the ___ day of ______________________ , 1999.



                                  ___________________________________
                                  Ray Lindstrom
                                  Chief Executive Officer

Person to contact about this filing:

Brendan R. McDonnell, Esq.
(503) 802-2054







                                          Restated Articles of Incorporation - 5